Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements listed below of Pacific Biosciences of California, Inc. of our report dated August 30, 2021, with respect to the financial statements of Omniome, Inc., which report appears in the Form 8-K of Pacific Biosciences of California, Inc. dated September 20, 2021. Our report dated August 30, 2021 contains an explanatory paragraph that states that Omniome’s recurring losses from operations raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

—   Form S-8 dated October 29, 2010 (File No. 333-170211),

—   Form S-8 dated February 29, 2012 (File No. 333-179810),

—   Form S-8 dated January 16, 2013 (File No. 333-186065),

—   Form S-8 dated January 17, 2014 (File No. 333-193437),

—   Form S-8 dated January 23, 2015 (File No. 333-201678),

—   Form S-8 dated January 28, 2016 (File No. 333-209157),

—   Form S-8 dated January 26, 2017 (File No. 333-215746),

—   Form S-8 dated January 25, 2018 (File No. 333-222696),

—   Form S-8 dated January 25, 2019 (File No. 333- 229368),

—   Form S-8 dated January 24, 2020 (File No. 333-236061),

—   Form S-8 dated August 6, 2020 (File No. 333-241687),

—   Form S-8 dated December 4, 2020 (File No. 333-251153),

—   Form S-8 dated February 26, 2021 (File No. 333-253669),

—   Form S-8 dated April 19, 2021 (File No. 333-255342),

—   Form S-3 dated June 10, 2020 (File No. 333-239071),

—   Form S-3 dated November 10, 2020 (File No. 333-249999), and

—   Form S-3 dated April 16, 2021 (File No. 333-255324).

/s/ KPMG LLP

San Diego, California

September 20, 2021